Re: Questions 73A1, 73A2, 74U1, 74U2, 74V1 and 74V2

 The following funds offer A Shares, B Shares,
 C Shares and Institutional Shares.

	Large Cap Fund
	Mid Cap Value Fund
	Mid Cap Growth Fund
	Small Cap Fund
	International Equity Fund
	Special Opportunities Equity Fund
	Equity Income Fund
	Intermediate US Government Fund
	Total Return Bond Fund
	Prime Money Market Fund
	US Treasury Money Market Fund
	National Tax-Free Money Market Fund
	Capital Manager Conservative Growth Fund
	Capital Manager Moderate Growth Fund
	Capital Manager Growth Fund
	Capital Manager Equity Fund

 Within the N-SAR, the number of shares
 presented in the N-SAR (questions 74U1 and 74U2) have been combined as follows:

	 74U1 - A Shares and Institutional Shares
	 74U2 - B Shares and C Shares

 The following is a class breakout of the NAV's, income distributions and shares
 (in 000's) at March 31, 2007:

			 		  Shares
				NAV	 (in 000's) 	Dividend
	A Shares

	Large Cap	 	 18.17 	 3,197 	 	0.10
	Mid Cap Value Fund	 14.54 	 1,090 	 	0.02
	Mid Cap Growth Fund	 12.26 	 857 	 	0.01
	Small Cap Fund	 	 15.76 	 618 	 	0.08
	International Equity	 12.34 	 403 	 	0.06
	Special Opportunities Equity
	Fund 			 17.01 	 6,136 	 	-
	Equity Income Fund	 14.03 	 5,530 	 	0.16
	Intermediate U.S.
	Government		 9.93 	 985 	 	0.21
	Total Return Bond Fund	 10.18 	 782 	 	0.23
	Prime Fund	 	 1.00 	 841,663 	0.02
	U.S. Treasury Fund	 1.00 	 180,460 	0.02
	National Tax-Free
	Money Market		 1.00 	 293 	 	0.01
	Capital Manager
	Conservative Growth Fund 10.31 	 929 	 	0.16
	Capital Manager Moderate
	Growth Fund		 10.54 	 3,459 	 	0.11
	Capital Manager
	Growth Fund		 10.61 	 2,340 	 	0.08
	Capital Manager
		Equity Fund	 11.59 	 768 	 	0.06

	B Shares

	Large Cap	 	 17.97 	 1,186 	 	0.03
	Mid Cap Value Fund	 14.21 	 426 	 	-
	Mid Cap Growth Fund	 11.66 	 208 	 	-
	Small Cap Fund	 	 15.30 	 266 	 	0.06
	International Equity	 11.65 	 169 	 	0.04
	Special Opportunities
	Equity Fund		 16.46 	 1,632 	 	-
	Equity Income Fund	 14.00 	 895 	 	0.11
	Intermediate U.S.
	Government		 9.90 	 351 	 	0.17
	Total Return Bond Fund	 10.19 	 482 	 	0.19
	Prime Fund	 	 1.00 	 2,008 	 	0.02
	U.S. Treasury Fund	 1.00 	 347 	 	0.02
	National Tax-Free
	Money Market		 1.00 	 1 	 	0.01
	Capital Manager
	Conservative
	Growth Fund	 	 10.31 	 478 	 	0.12
	Capital Manager
	Moderate
	Growth Fund	 	 10.36 	 2,134 	 	0.08
	Capital Manager
	Growth Fund		 10.42 	 1,921 	 	0.05
	Capital Manager
	Equity Fund		 11.23 	 762 	 	0.04

	C Shares

	Large Cap		 17.93 	 13 	 	0.03
	Mid Cap Value Fund	 14.20 	 73 	 	-
	Mid Cap Growth Fund	 11.67 	 3 	 	-
	Small Cap Fund		 15.29 	 2 	 	0.06
	International Equity	 11.62 	 10 	 	0.04
	Special Opportunities
	Equity Fund		 16.47 	 2,636 	 	-
	Equity Income Fund	 13.99 	 1,437 	 	0.11
	Intermediate U.S.
	Government		 9.91 	 19 	 	0.17
	Total Return Bond Fund	 10.19 	 9 	 	0.19
	Prime Fund	 	 1.00 	 644 	 	0.02
	U.S. Treasury Fund	 1.00 	 31 	 	0.02
	National Tax-Free
	Money Market		 1.00 	 1 	 	0.01
	Capital Manager
	Conservative
	Growth Fund		 10.28 	 10 	 	0.12
	Capital Manager
	Moderate Growth Fund	 10.42 	 14 	 	0.08
	Capital Manager
	Growth Fund		 10.42 	 7 	 	0.05
	Capital Manager
	Equity Fund		 11.24 	 * 	 	0.02

	Institutional Shares

	Large Cap		18.23	 35,527	 	0.12
	Mid Cap Value Fund	14.61	 14,471	 	0.02
	Mid Cap Growth Fund	12.98	 10,300	 	0.02
	Small Cap Fund		15.86	 5,482 	 	0.09
	International Equity	12.54	 12,205	 	0.07
	Special Opportunities
	Equity Fund		17.2	 3,822 	 	0
	Equity Income Fund	14.05	 2,040 	 	0.17
	Intermediate U.S.
	Government		9.95	 15,672  	0.22
	Total Return Bond Fund	10.19	 41,422  	0.24
	Prime Fund		1	 864,888 	0.02
	U.S. Treasury Fund	1	 492,253 	0.02
	National Tax-Free
	Money Market		1	 97,950  	0.02
	Capital Manager
	Conservative
	Growth Fund		10.39	 4,618 		0.17
	Capital Manager
	Moderate Growth Fund	10.58	 2,675 		0.13
	Capital Manager
	Growth Fund		10.63	 2,123 		0.1
	Capital Manager
	Equity Fund		11.68	 1,576 		0.06

	* Less than 1,000 shares